UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2011

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Orchard Parkway
San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer.

Jamie Samath, Vice President, Corporate Controller of Atmel Corporation (the “Company”), has been appointed as the Company’s Principal Accounting Officer, effective December 16, 2011, replacing David McCaman, the Company’s Vice President Finance and Chief Accounting Officer, who previously announced his intention to retire.

Mr. Samath, 41, served in various finance roles at National Semiconductor Corporation (acquired by Texas Instruments Incorporated in September 2011) from February 1991 to September 2011.  From June 2005 to June 2010, Mr. Samath was the Chief Accounting Officer and Corporate Controller for National Semiconductor and from June 2010 to September 2011, Vice President, Chief Accounting Officer and Corporate Controller for National Semiconductor. Mr. Samath received a B.A. in Business Studies from the London Metropolitan University, in the United Kingdom, and is a Certified Public Accountant.

Pursuant to an offer letter with the Company, Mr. Samath will be paid an annual base salary of $265,000.  Mr. Samath will be eligible to participate in the Company’s management incentive plan for 2012, with a 2012 target incentive equal to 50% of annual base salary.  On December 16, 2011, the Board of Directors granted Mr. Samath the following: (i) an award of 60,000 restricted stock units, 25% of which will vest on November 15, 2012 and 6.25% of which will vest quarterly on each February 15th, May 15th, August 15th and November 15th thereafter; (ii) an award of 10,000 restricted stock units, 20% of which will vest on November 15, 2013, 30% of which will vest on November 15, 2014 and 50% of which will vest on November 15, 2015; and (iii) an award of 10,000 performance-based restricted stock units, which will vest upon the achievement of certain performance goals and time-based vesting requirements.  The vesting schedules indicated in (i), (ii) and (iii) above each assume Mr. Samath’s continued employment with the Company.

Mr. Samath will be eligible to participate in the Company’s Change of Control and Severance Plan (the “Plan”) which provides for certain payments and benefits to be provided to Mr. Samath (i) upon termination for Good Reason (as defined in the Plan), death, Disability (as defined in the Plan) or “other than for Cause” (as defined in the Plan), in each case in connection with a change of control and (ii) upon termination for death, Disability or “other than for Cause” otherwise than in connection with a change of control.

Mr. Samath will be eligible to participate in all Company employee benefit plans, policies and arrangements that are applicable generally to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time and in accordance with the terms thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

Date: December 20, 2011	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer